Exhibit 99.2

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST

ANNOUNCES REVISED CAPITAL EXPENDITURES FOR MAY

DALLAS, Texas, May 21, 2013 – Permian Basin Royalty Trust (NYSE: PBT) (“Permian”) today announced a correction to the capital expenditures dollar amount reported in the May cash distribution announcement on May 20, 2013. The correct amount for the capital expenditures is approximately $1,859,173. This number reflects what was net to the Trust.

Permian’s cash distribution history, current and prior year financial reports and tax information booklets, a link to filings made with the Securities and Exchange Commission and more can be found on its website at http://www.pbt-permianbasintrust.com/

Contact:	Ron E. Hooper
Senior Vice President
U.S. Trust, Bank of America Private Wealth Management, Trustee
Toll Free – 1.877.228.5085